UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2004

Compass Minerals International, Inc.
(formerly known as Salt Holdings Corporation)
(Exact name of registrant as specified in its charter)

Delaware	1-31921	36-3972986
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification Number)

8300 College Blvd.
Overland Park, Kansas 66210
(Address of principal executive offices, including zip code)

(913) 344-9200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 5. OTHER EVENTS.

        On December 12, 2003, Compass Minerals International, Inc. (the “Company”) commenced trading it’s stock on the New York Stock Exchange. The Company completed it’s initial public offering on December 17, 2003 of 16,675,000 shares of common stock, which included 2,175,000 shares of common stock sold to the underwriters in connection with the exercise of their over-allotment option. The shares were sold by selling stockholders of the Company. The Company did not receive any proceeds from the sale of shares by the selling stockholders.

        The press releases issued by the Company on December 12, 2003 and December 17, 2003 announcing the commencement and completion of the initial public offering are filed herewith as Exhibits 99.1 and 99.2 and are incorporated herein in their entirety by reference.

Item 7. EXHIBITS.

        The following exhibits are filed as part of this Current Report:

   Exhibit
   Number                Description of Exhibits

     99.1           Press Release - dated December 12, 2003

     99.2           Press Release - dated December 17, 2003

SIGNATURES

        Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 8, 2004	COMPASS MINERALS GROUP, INC. /s/ Rodney L. Underdown —————————————— Rodney L. Underdown Chief Financial Officer